EXHIBIT 99.1

K12 Inc. Reports Third Quarter Fiscal 2015 With Revenue of $244.6 Million

HERNDON, Va., April 28, 2015 (GLOBE NEWSWIRE) -- K12 Inc. (NYSE:LRN), a technology-based education company and leading provider of proprietary curriculum and online school programs for students in pre-K through high school, today announced its results for the third fiscal quarter ended March 31, 2015.

Financial Highlights for the Three Months Ended March 31, 2015 (Third Quarter Fiscal Year 2015)

  Revenues of $244.6 million, compared to $235.2 million in the third quarter of FY 2014.
  EBITDA, a non-GAAP measure (see reconciliation below), of $45.2 million, compared to $45.4 million in the third quarter of FY 2014.
  Operating income of $27.4 million, compared to $27.4 million in the third quarter of FY 2014.
  Net income attributable to common stockholders of $17.0 million, compared to $15.9 million in the third quarter of FY 2014.
  Diluted net income attributable to common stockholders per share of $0.45, compared to $0.40 in the third quarter of FY 2014.

Financial Highlights for the Nine Months Ended March 31, 2015

  Revenues of $712.6 million, compared to $687.5 million for the first nine months of FY 2014.
  EBITDA, a non-GAAP measure (see reconciliation below), of $87.0 million, compared to $79.5 million for the first nine months of FY 2014.
  Operating income of $34.7 million compared to $10.0 million for the first nine months of FY 2014.
  Net income attributable to common stockholders of $22.6 million, compared to $7.2 million for the first nine months of FY 2014.
  Diluted net income attributable to common stockholders per share of $0.60, compared to $0.19 for the first nine months of FY 2014, including the pro rata effect of the Series A Special shares conversion to common shares on September 3, 2013.

During fiscal year 2014, the Company sold certain businesses and incurred charges relating to additional reserves, accelerated amortization and severance costs. Excluding the impact of these businesses and charges, for the nine months ended March 31, 2015 (see Appendix C below).

  EBITDA, a non-GAAP measure, of $87.0 million (see reconciliation below), compared to $94.0 million for the first nine months of FY 2014.
  Operating income of $34.7 million compared to $42.1 million for the first nine months of FY 2014.
  Net income attributable to common and Series A stockholders of $22.6 million, compared to $26.7 million for the first nine months of FY 2014.
  Diluted net income attributable to common stockholders per share of $0.60, compared to $0.68 for the first nine months of FY 2014, including the pro rata effect of the Series A Special shares conversion to common shares on September 3, 2013.

Comments from Management

"I am extremely proud of this year's academic accomplishments which highlight the commitment of our dedicated teachers and school teams to put students first. I am also pleased that K12 has delivered solid financials including the second consecutive quarter of double digit gains in our education technology sales to school districts and strong growth in our private schools," said Nate Davis, Chairman and Chief Executive Officer. "We will continue to drive value and scale in our business and over-deliver on our commitment to improve academic results in our managed schools," added Davis.

Cash, Capital Expenditures and Capital Leases

As of March 31, 2015, the Company had cash and cash equivalents of $142.9 million, a decrease of $53.2 million compared to the $196.1 million reported at June 30, 2014. This decrease is largely the result of normal seasonal trends and the cash consumed for the stock buyback.

Capital expenditures for the nine months ended March 31, 2015 were $45.3 million, an increase of $9.2 million from the prior year's first nine months, and was comprised of:

  $7.7 million for property and equipment,
  $25.4 million for capitalized software development, and
  $12.2 million for capitalized curriculum.

Capital leases financed additional purchases of $12.1 million during the nine months ended March 31, 2015, primarily for student computers.

Revenue and Enrollment Data

The following tables provide detail on revenue and student enrollments in Public School Programs. Public School Programs include both virtual and blended schools where a district or independent board has contracted with K12 to provide a full-time program of educational products and services. Enrollments are classified into Managed Programs and Non-managed Programs. Managed Programs include schools where K12 provides substantially all of the management, technology and academic support services in addition to curriculum, learning systems and instructional services. Non-managed Programs include schools where K12 provides curriculum and technology, and the school can also contract for instruction or other educational services. Non-managed programs, however, do not offer primary administrative oversight.  For reference, revenue and enrollment data in the prior format can be found in Appendix A. The Company has also provided fiscal 2014 revenue and enrollment data in the new disclosure format in Appendix B.

Revenue

The following table sets forth the Company's revenues -- Managed Programs (management, technology and academic support services provided to public schools), Non-managed Programs (curriculum, technology and other educational services where K12 does not offer primary administrative oversight), Institutional Software and Services (educational software and services provided to school districts, public schools and other educational institutions), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2015 / 2014		March 31,		2015 / 2014
($ in thousands)	2015	2014	$	%	2015	2014	$	%
Public School Programs
Managed Programs	$ 213,230	$ 205,970	$ 7,260	3.5%	$ 612,344	$ 592,466	$ 19,878	3.4%
Non-managed Programs	9,324	6,764	2,560	37.8%	31,009	22,302	8,707	39.0%
Total Public School Programs	$ 222,554	$ 212,734	$ 9,820	4.6%	$ 643,353	$ 614,768	$ 28,585	4.6%
Institutional Software & Services	10,954	9,487	1,467	15.5%	35,670	35,952	(282)	-0.8%
International and Private Pay Schools	11,115	13,001	(1,886)	-14.5%	33,617	36,787	(3,170)	-8.6%
Total	$ 244,623	$ 235,222	$ 9,401	4.0%	$ 712,640	$ 687,507	$ 25,133	3.7%

Enrollment Data

The following table sets forth average enrollment data for students in Public School Programs for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended March 31,		2015 / 2014		Nine Months Ended March 31,		2015 / 2014
	2015	2014	Change	Change %	2015	2014	Change	Change %
Public School Programs
Managed Programs (1) (3)	115,330	120,862	(5,532)	-4.6%	116,198	121,443	(5,245)	-4.3%
Non-managed Programs (1)	20,165	14,603	5,562	38.1%	20,341	14,509	5,832	40.2%
Total Public School Programs (2)	135,495	135,465	30	0.0%	136,539	135,952	587	0.4%

(1) If a school changes from a Managed to a Non-managed program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.

(2) Public School Programs include enrollments for which K12 receives no public funding or revenue.

(3) Managed Program enrollments are lower than those reported in our historical average student enrollments for Managed Public Schools due to reclassifying certain schools that meet the current definition of Non-managed Programs.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the periods indicated.

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2015 / 2014		March 31,		2015 / 2014
	2015	2014	$	%	2014	2013	$	%
Public School Programs
Managed Programs	$ 1,849	$ 1,704	$ 145	8.5%	$ 5,270	$ 4,879	$ 391	8.0%
Non-managed Programs	462	463	(1)	-0.2%	1,524	1,537	(13)	-0.8%
Total Public School Programs	$ 1,643	$ 1,570	$ 73	4.6%	$ 4,712	$ 4,522	$ 190	4.2%

Fourth Quarter and Full Year Outlook

The Company is forecasting the following for the fourth quarter of FY 2015:

  Revenue in the range of $225 million to $235 million.
  Operating income in the range of $4 million to $6 million.
  Capital expenditures, which includes curriculum and software development, computers and infrastructure, of $18 million to $21 million.

Based on this fourth quarter forecast, the Company is providing the following full year guidance for FY 2015:

  Revenue in the range of $938 million to $948 million.
  Operating income in the range of $39 million to $42 million.
  Capital expenditures, which includes curriculum and software development, computers and infrastructure, of $75 million to $78 million.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "continues," "likely," "may," "opportunity," "potential," "projects," "will," "expects," "plans," "intends" and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding or an obligation to repay funds previously received; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; non-compliance with laws and regulations related to operating schools in a foreign jurisdiction; entry of new competitors with superior competitive technologies and lower prices; and other risks and uncertainties associated with our business described in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 28, 2015, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Conference Call

The Company will discuss its third quarter fiscal year 2015 financial results during a conference call scheduled for Tuesday, April 28, 2015 at 8:30 a.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=113726. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 8:15 a.m. (ET). No passcode is required.

A replay of the call will be available starting on April 28, 2015 at 11:00 a.m. ET through May 28, 2015 at 11:00 a.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13605310. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=113726 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.'s financial statements for the three months and nine months ended March 31, 2015, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.'s Form 10-Q for the quarter ended March 31, 2015, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.'s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2015	2014
	(In thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$ 142,850	$ 196,109
Accounts receivable, net of allowance of $5,317 and $3,460 at March 31, 2015 and June 30, 2014, respectively	275,795	194,676
Inventories, net	17,757	33,830
Current portion of deferred tax asset	4,677	7,732
Prepaid expenses	11,580	7,356
Other current assets	29,217	25,498
Total current assets	481,876	465,201
Property and equipment, net	47,369	48,581
Capitalized software, net	59,591	49,920
Capitalized curriculum development costs, net	59,946	60,782
Intangible assets, net	21,831	23,708
Goodwill	67,241	58,088
Deposits and other assets	5,849	5,387
Total assets	$ 743,703	$ 711,667
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current liabilities
Current portion of capital lease obligations	$ 17,845	$ 20,492
Accounts payable	20,032	30,976
Accrued liabilities	19,308	20,539
Accrued compensation and benefits	22,019	17,400
Deferred revenue	56,528	24,353
Total current liabilities	135,732	113,760
Capital lease obligations, net of current portion	14,449	16,447
Deferred rent, net of current portion	7,947	8,488
Deferred tax liability	23,571	22,478
Other long-term liabilities	7,784	4,763
Total liabilities	189,483	165,936
Redeemable noncontrolling interest	19,801	16,801
Equity:
K12 Inc. stockholders' equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 41,872,329 and 41,144,062 shares issued and 38,369,731 and 38,948,866 shares outstanding at March 31, 2015 and June 30, 2014, respectively	4	4
Additional paid-in capital	649,249	639,036
Accumulated other comprehensive loss	(952)	(112)
Accumulated deficit	(38,882)	(61,450)
Treasury stock of 3,502,598 and 2,195,196 shares at cost at March 31, 2015 and June 30, 2014, respectively	(75,000)	(48,548)
Total K12 Inc. stockholders' equity	534,419	528,930
Total liabilities, redeemable noncontrolling interest and equity	$ 743,703	$ 711,667

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
	(In thousands, except share and per share data)

Revenues	$ 244,623	$ 235,222	$ 712,640	$ 687,507
Cost and expenses
Instructional costs and services	148,985	140,592	440,857	427,165
Selling, administrative, and other operating expenses	64,871	64,414	226,972	238,411
Product development expenses	3,337	2,831	10,065	11,916
Total costs and expenses	217,193	207,837	677,894	677,492
Income from operations	27,430	27,385	34,746	10,015
Interest expense, net	(315)	(12)	(134)	(125)
Income before income tax expense and noncontrolling interest	27,115	27,373	34,612	9,890
Income tax expense	(10,586)	(11,861)	(12,711)	(3,726)
Net income	16,529	15,512	21,901	6,164
Adjust net loss attributable to noncontrolling interest	484	437	667	1,080
Net income attributable to common stockholders, including Series A stockholders	$ 17,013	$ 15,949	$ 22,568	$ 7,244
Net income attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic	$ 0.46	$ 0.40	$ 0.60	$ 0.19
Diluted	$ 0.45	$ 0.40	$ 0.60	$ 0.19
Weighted average shares used in computing per share amounts:
Basic	37,211,634	39,596,798	37,334,598	39,136,667
Diluted	37,408,911	39,596,798	37,574,665	39,136,667

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2015	2014
	(In thousands)
Cash flows from operating activities
Net income	$ 21,901	$ 6,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	52,273	69,491
Stock-based compensation expense	13,471	16,199
Excess tax benefit from stock-based compensation	716	472
Deferred income taxes	4,149	122
Provision for doubtful accounts	1,442	1,206
Provision for excess and obsolete inventory	541	4,161
Benefit for student computer shrinkage and obsolescence	(262)	(555)
Changes in assets and liabilities:
Accounts receivable	(81,421)	(51,547)
Inventories	15,532	18,941
Prepaid expenses	(4,226)	(39)
Other current assets	(3,719)	(3,906)
Deposits and other assets	(425)	(351)
Accounts payable	(10,979)	2,759
Accrued liabilities	(1,995)	(2,165)
Accrued compensation and benefits	4,619	(2,535)
Deferred revenue	32,336	23,543
Deferred rent and other liabilities	2,510	(454)
Net cash provided by operating activities	46,463	81,506
Cash flows from investing activities
Purchase of property and equipment	(7,656)	(6,323)
Capitalized software development costs	(25,430)	(18,486)
Capitalized curriculum development costs	(12,194)	(11,324)
Investment in LearnBop Inc.	(6,512)	--
Mortgage note to managed school partner	--	(2,100)
Net cash used in investing activities	(51,792)	(38,233)
Cash flows from financing activities
Repayments on capital lease obligations	(16,743)	(16,988)
Purchase of treasury stock	(26,452)	(26,624)
Repayments on note payable	--	(390)
Proceeds from exercise of stock options	513	8,444
Excess tax benefit from stock-based compensation	(716)	(472)
Retirements of restricted stock for income tax withholding	(2,388)	(4,270)
Net cash used in financing activities	(45,786)	(40,300)
Effect of foreign exchange rate changes on cash and cash equivalents	(2,144)	879
Net change in cash and cash equivalents	(53,259)	3,852
Cash and cash equivalents, beginning of period	196,109	181,480
Cash and cash equivalents, end of period	$ 142,850	$ 185,332

Non-GAAP Financial Measures

EBITDA

EBITDA consists of net income plus net interest expense, plus income tax expense, minus income tax benefit, plus depreciation and amortization and non-controlling interest. Interest expense primarily consists of interest expense for capital leases. We use EBITDA in addition to income from operations and net income as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Not all companies use identical calculations for EBITDA, therefore our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not consider certain cash requirements such as capital expenditures, tax payments, interest payments, or other working capital.

We believe EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired. Our management uses EBITDA:

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry.

The following tables provide a reconciliation of net income to EBITDA:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
	(In thousands)		(In thousands)
Net income — K12 Inc.	$ 17,013	$ 15,949	$ 22,568	$ 7,244
Interest expense, net	315	12	134	125
Income tax expense	10,586	11,861	12,711	3,726
Depreciation and amortization	17,764	18,017	52,273	69,491
Noncontrolling interest	(484)	(437)	(667)	(1,080)
EBITDA	$ 45,194	$ 45,402	$ 87,019	$ 79,506

Appendix

(A) The following tables are provided for reference only and are related to the disclosure provided in previous years.

Revenue

The following table sets forth the Company's revenues -- Managed Public Schools (turn-key management services provided to public schools), Institutional Sales (educational products and services provided to school districts, public schools and other educational institutions that it does not manage), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2015/ 2014		March 31,		2015 / 2014
($ in thousands)	2015	2014	$	%	2015	2014	$	%
Managed School Programs	$ 216,910	$ 208,538	$ 8,372	4.0%	$ 623,534	$ 600,746	$ 22,788	3.8%
Institutional Sales	16,598	13,683	2,915	21.3%	55,489	49,974	5,515	11.0%
International and Private Pay Schools	11,115	13,001	(1,886)	-14.5%	33,617	36,787	(3,170)	-8.6%
Total	$ 244,623	$ 235,222	$ 9,401	4.0%	$ 712,640	$ 687,507	$ 25,133	3.7%

Enrollment Data

The following table sets forth average enrollment data for students in Managed Public Schools. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended March 31,		2015 / 2014		Nine Months Ended March 31,		2015 / 2014
	2015	2014	Change	Change %	2015	2014	Change	Change %

Managed Public Schools
Average Student Enrollments (1)	121,011	124,964	(3,953)	-3.2%	121,950	125,514	(3,564)	-2.8%

(1) Managed Public Schools include enrollments for which K12 may receive no public funding. Managed Public School enrollments include all programs which had been classified as turn-key programs or where substantial management services are performed in accordance with the contract.

(B) The following table is provided for reference only and is related to the new disclosure format. The table sets forth average enrollment data for students in Public School Programs for fiscal year 2014.   All student enrollment figures include enrollments for which K12 receives no public funding or revenue. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended
	9/30/2013	12/31/2013	3/31/2014	6/30/2014
Public School Programs
Managed Programs (1)	124,448	120,994	120,862	111,381
Non-managed Programs (1) (4)	14,857	14,330	14,603	14,341
Total Public School Programs (2) (3)	139,305	135,324	135,465	125,722

(1) If a school changes from a Managed to a Non-managed program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.

(2) Public School Programs include enrollments for which K12 receives no public funding or revenue.

(3) Public School Program enrollments for the three months ended September 30, 2013, are equal to the official count date number, which is the first Wednesday of October in a year, or October 2, 2013.

(4) The number of students enrolled in Non-managed Programs has been changed in each quarter of FY14 from those previously reported. These adjustments are not material.

The following table sets forth the Company's revenues for fiscal year 2014 in the new disclosure format -- Managed Programs (management, technology and academic support services provided to public schools), Non-managed Programs (curriculum, technology and other educational services where K12 does not offer primary administrative oversight), Institutional Software and Services (educational software and services provided to school districts, public schools and other educational institutions), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Three Months Ended				Year Ended
($ in thousands)	9/30/2013	12/31/2013	3/31/2014	6/30/2014	6/30/2014
Public School Programs
Managed Programs	$ 193,558	$ 192,939	$ 205,970	$ 201,387	$ 793,854
Non-managed Programs (1)	8,597	6,940	6,764	6,535	28,836
Total Public School Programs	$ 202,155	$ 199,879	$ 212,734	$ 207,922	$ 822,690
Institutional Software & Services (1)	14,499	11,968	9,487	12,591	48,545
International and Private Pay Schools	11,712	12,072	13,001	11,533	48,318
Total	$ 228,366	$ 223,919	$ 235,222	$ 232,046	$ 919,553

(1) The revenue for Non-managed Programs has been changed and a corresponding amount changed in Institutional Software & Services in each quarter of FY14 from those previously reported. These adjustments are not material.

In fiscal 2014 K12 Inc. announced the sale of certain businesses. In aggregate, these businesses were responsible for $16.9 million in revenue.  The following table sets forth the Company's revenues for fiscal year 2014 in the new disclosure format excluding these certain businesses.

	Three Months Ended				Year Ended
($ in thousands)	9/30/2013	12/31/2013	3/31/2014	6/30/2014	6/30/2014
Public School Programs
Managed Programs	$ 193,558	$ 192,939	$ 205,970	$ 201,387	$ 793,854
Non-managed Programs (1)	8,597	6,940	6,764	6,535	28,836
Total Public School Programs	$ 202,155	$ 199,879	$ 212,734	$ 207,922	$ 822,690
Institutional Software & Services (1)	13,590	10,914	8,129	11,852	44,485
International and Private Pay Schools	9,187	8,361	9,080	8,810	35,438
Total	$ 224,932	$ 219,154	$ 229,943	$ 228,584	$ 902,613

(1) The revenue for Non-managed Programs has been changed and a corresponding amount changed in Institutional Software & Services in each quarter of FY14 from those previously reported. These adjustments are not material.

(C) The following table is provided as reference only and adjusts for the removal of $32.2 million in charges incurred in the second quarter of FY 2014 and the nine months results associated with the sale of certain businesses in FY 2014.

	Nine Months Ended March 31, 2014
	Reported Results	Specific Charges & Sale of Certain Businesses	Results Excluding Charges & Sale of Certain Businesses	Reported Results	Results Excluding Charges & Sale of Certain Businesses
	(In thousands, except share and per share data)			(% of Revenue)
Revenues	$ 687,507	$ 13,480	$ 674,027	100.0%	100.0%
Cost and expenses
Instructional costs and services	427,165	25,359	401,806	62.1%	59.6%
Selling, administrative, and other operating expenses	238,411	19,725	218,686	34.7%	32.4%
Product development expenses	11,916	503	11,413	1.7%	1.7%
Total costs and expenses	677,492	45,587	631,905	98.5%	93.8%
Income (loss) from operations	10,015	(32,107)	42,122	1.5%	6.3%
Interest expense, net	(125)	--	(125)	(0.0%)	(0.0%)
Income (loss) before income tax expense and noncontrolling interest	9,890	(32,107)	41,997	1.4%	6.2%
Income tax (expense) benefit	(3,726)	12,653	(16,379)	(0.5%)	(2.4%)
Net income (loss)	6,164	(19,454)	25,618	0.9%	3.8%
Adjust net loss attributable to noncontrolling interest	1,080	--	1,080	0.2%	0.2%
Net income (loss) attributable to common stockholders, including Series A stockholders	$ 7,244	$ (19,454)	$ 26,698	1.1%	4.0%
Net income (loss) attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic and Diluted	$ 0.19	$ (0.49)	$ 0.68
Weighted average shares used in computing per share amounts:
Basic and Diluted	39,136,667	39,136,667	39,136,667

About K12 Inc.

K12 Inc. (NYSE:LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12's award winning curriculum serves over 2,000 schools and school districts and has delivered more than four million courses over the past decade. K12 is a company of educators with the nation's largest network of K-12 online school teachers, providing instruction, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and directly to families. The K12 program is offered through K12 partner public schools in approximately two-thirds of the states and the District of Columbia, and through private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT: K12 Inc.
         Investor Contact:
         Mike Kraft, 571-353-7778
         VP Investor Relations
         mkraft@k12.com
         or
         Press Contact:
         Anthony Guglielmi, 571-392-2737
         Director Corporate Communications
         aguglielmi@k12.com